FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  July 31, 2000.


                            HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                             #1-8680
(State or other jurisdiction of                           (Commission File
incorporation)                                                     Number)



200 W. Douglas                                                 #48-0901658
Suite #820                                                   (IRS Employer
Wichita, Kansas  67202                                 Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                         (Registrant's telephone number)


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Item 5  Other Information

Wichita, Kansas, July 31, 2000 - High Plains Corporation (Nasdaq:HIPC) announced the adoption of an amendment to its bylaws that will help insure the continuation of an independent Board of Directors, as well as an increased effectiveness of oversight and good governance by the Board.

The bylaw addition requires at least two-thirds of the Board members to be independent of management, consultants, and significant customers or suppliers of the Company. It also requires certain key committees of the Board to be comprised solely of independent directors, and assigns new responsibilities to Board committees.

In addition to the existing Audit, Nominating, and Compensation committees, independent directors will also create a Transaction Committee to review all related-party transactions, and any proposals involving a change in control, or the purchase or sale of a significant portion of the Company's total assets. The independent directors of the Board will meet in executive session during each regular board meeting, and will be lead either by an independent Chairman or Lead Director, who has the authority to coordinate and direct these independent committees. Additionally, these provisions cannot be repealed or amended without a shareholder vote, or the approval of at least a majority of the independent directors.

Gary Smith, President and CEO of High Plains, explained the importance of this action. "The strengthening and empowerment of our Board is another step taken in response to internal self-evaluations, and it compliments the restructuring of both the Board and our management team as detailed in recent announcements. While the terms of the amendment will primarily codify existing practices rather than require dramatic changes in governance, this enacts one of the strongest corporate governance structures ever put in place in a public company. It is a public statement of our commitment to our shareholders, and our desire to make High Plains one of the best managed companies in the industry," said Smith.

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska and Portales, New Mexico.


This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     July 31, 2000                          HIGH PLAINS CORPORATION


                                                 /s/Gary R. Smith
                                                 President & CEO